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                                                                   EXHIBIT 99.1

                           AMENDMENTS TO THE BY-LAWS
                                       OF
                            MARTIN INDUSTRIES, INC.

                           ADOPTED FEBRUARY 22, 1999


Section 3.2 of the by-laws of the corporation is amended and restated to read in its entirety as follows:

                  "Section 3.2      Qualifications and Composition.

         (a) The directors shall designate from among their members one director to serve as the chairman of the board of the corporation, who shall serve at the pleasure of the board of directors. In the event that the president is not a member of the board of directors or his term will expire at the next meeting at which directors are to be elected, the board of directors (or the nominating committee of the board of directors, if one exists) shall nominate the president to fill the first vacancy arising in the board of directors or to be the successor with respect to the term which is expiring, as the case may be, and, in the event of any vacancy created by the resignation, removal, retirement or other termination of the president, the successor to the president will be elected by the board of directors to fill the unexpired term of the former president.

         (b) By not later than the conclusion of the annual meeting of the stockholders of the corporation to be held in 1999, and at all times thereafter, the Whole Board shall consist of a majority of members who are "independent directors," as such term is defined on Exhibit A attached to and made a part of these by-laws and as such term may be amended or supplemented from time to time in the manner provided by the by-laws for the amendment thereof. The foregoing notwithstanding, in the event that one or more of the persons nominated by the board of directors to stand for election at the annual meeting to be held in 1999 who meet such definition of independent director is not elected by the stockholders, the time by which the corporation shall be in compliance with the first sentence of this paragraph (b) shall be extended to immediately following the annual meeting of the stockholders of the corporation to be held in the year 2000. In the event that at any time after the board of directors becomes in compliance with the preceding sentences of this paragraph
(b) the Whole Board fails to consist of a majority of such independent directors, whether due to death, resignation, removal or any other reason, the corporation shall have until the conclusion of the second annual meeting of stockholders following the occurrence of the event which results in such failure to use its reasonable efforts to cause the Whole Board to consist of a majority of members who are such independent directors, and the corporation shall not be deemed to be in violation of these by-laws during such period of time and for so long as the corporation is using such reasonable efforts.

         (c)      Directors need not be stockholders."



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Article 9 of the by-laws of the corporation is amended and restated to read in its entirety as follows:

                                   "ARTICLE 9

                              AMENDMENT OF BY-LAWS

         These by-laws may be altered, amended, or repealed at any meeting of the board of directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the board of directors, in a notice not less than two (2) days prior to the meeting; provided, however, that, in the case of amendments by stockholders, notwithstanding any other provisions of these by-laws (except as provided in the following proviso) or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the corporation required by law, the certificate of incorporation or these by-laws, the affirmative vote of the holders of at least seventy-five percent (75%) of the total votes of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these by-laws; provided further, however, that only the stockholders, and not the board of directors, shall be entitled to alter, amend, or repeal Section 3.2(b) of these by-laws, which action shall require the affirmative vote of the holders of a majority of the Voting Stock present in person or represented by proxy and entitled to vote thereon at the meeting at which a quorum is present and at which such action is considered, notwithstanding the super-majority provision of the second proviso of this
Article 9. The board of directors shall be entitled to alter or amend Section 3.2(b) of the by-laws in an immaterial respect or to cure any ambiguity or inconsistency therein."



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                                   EXHIBIT A

                       Definition of Independent Director

        The term "Independent Director" as used in Section 3.2(b) of the by-laws of Martin Industries, Inc. (the "Company") means a director who:

1. has not been employed by the Company in an executive capacity within the last five (5) years;

2. is not, and is not affiliated with a company that is, an advisor or consultant to the Company, or a significant customer or supplier of the Company;

3. has no personal services contract(s) with the Company or the Company's senior management;

4. is not affiliated with a not-for-profit entity that receives significant contributions from the Company;

5. within the last five (5) years, has not had any business relationships with the Company that the Company has been required to disclose under the Securities and Exchange Commission disclosure regulations;

6. is not employed by a public company of which an executive officer of the Company serves as a director;

7. has not had a relationship described in 1. through 6. above with any affiliate of the Company; and

8. is not a member of the immediate family of any person described in 1. through 7. above.

         The board of directors retains the exclusive right and authority to interpret and define the words, terms and phrases used in this Exhibit A, including, but not limited to, "executive capacity," "affiliate" and "affiliated," "significant," and "member of the immediate family."



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